Exhibit 99.2

JCM PARTNERS, LLC

A Delaware Limited Liability Company

SUMMARY OF THE OPERATING AGREEMENT

October 15, 2003

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1:	SUMMARY

On June 25, 2003, we amended and restated the JCM Partners, LLC Limited Liability Company Agreement (the “Operating Agreement”). We have prepared this summary of our Operating Agreement in order to help familiarize our Members with its terms. This summary does not contain all of the information in our Operating Agreement. Members may request copies of our Operating Agreement, Bylaws, a Description of Securities or other information from Liz Bacon at 1-888-880-1966, extension 219. Copies of our Operating Agreement, Bylaws and a Description of Securities, as well as other information about us, may also be obtained from the Securities and Exchange Commission (“SEC”) website at http://www.sec.gov. Terms not defined herein have the meaning set forth in the Operating Agreement.

2:	CAPITAL STRUCTURE

2.1	Authority to Issue Units and Preferred Units

Our authority to issue Units and Preferred Units is set forth in the Operating Agreement. Under Section 2.1.3 of the Operating Agreement, the Board may issue authorized, but unissued, Units or non-designated Preferred Units in one or more Classes or series as the Board may determine from time-to-time for such consideration and under such circumstances as the Board may approve. Under Section 2.1.2 of the Operating Agreement, we have the authority to issue a total of 300,000,000 Units and Preferred Units, of which 25,000,000 may be designated as Preferred Units.

Our original redeemable Common Units became Class 1 Units when we amended and restated the Operating Agreement. Future Classes of Units or series of Preferred Units will be created when the Board approves a Certificate of Designations setting forth the terms of those Units or series of Preferred Units and our Chief Executive Officer signs the Certificate of Designations. See Section 2.1.6 of the Operating Agreement.

Our subsidiary, JCM Properties, LLC, may acquire Units. We consider Units owned by our subsidiary to be outstanding for all purposes, including voting and participating in distributions paid by us. However, for financial reporting purposes, the Units owned by our subsidiary are not considered outstanding. Any distributions paid to our subsidiary are eliminated when we consolidate our financial information. This means that in our financial statements, the number of Class 1 Units shown as outstanding is the number of Class 1 Units outstanding minus the number of Class 1 Units owned by our subsidiary. Units held by our subsidiary are voted by us on all matters other than the election of Managers, as described in Section 2.3.5 of the Operating Agreement.

Under Section 2.1.8 of the Operating Agreement, if we, rather than our subsidiary, redeem or repurchase Units, those Units will be cancelled but authorized for future issuances. Accordingly, when we redeem Class 1 Units or other Units subject to the “Put Rights” of those Units, the redeemed Units will be deemed cancelled and returned to the status of authorized but unissued Units.

2.2	Protective Provisions for the Units and Preferred Units

Subject to the Protective Provisions in the Operating Agreement, our Board has the power to set the rights, privileges, preferences and restrictions of any Class of Units or series of Preferred Units as less than, equal to, or greater than any present or future Class of Units or series of Preferred Units. See Section 2.1.4 of the Operating Agreement. These rights, privileges, preferences and restrictions include:

•	Voting rights;

•	Conversion rights;

•	Allocations of profits and losses;

•	Distributions of all kinds, including those payable upon dissolution, liquidation or winding-up; and

•	Redemption rights.

The Protective Provisions for the Units and the Preferred Units limit the Board’s power to create Units or series of Preferred Units. The specific Protective Provisions for the Units and the Preferred Units are set forth in Sections 2.1.4.2 and 2.1.4.1 of the Operating Agreement, respectively. If there is a conflict among the Protective Provisions for the various Classes of Units, the conflict will be resolved in the manner most favorable to the earliest Class of Units that was created. As a result, all conflicts will be resolved in the favor of the Class 1 Units. The Certificate of Designations creating any Class of Units may specifically waive one or more of the Protective Provisions for the benefit of that Class (for example, a Class of Units could be created as non-voting or without the right to receive Additional Distributions).

The Protective Provisions for the Units or Preferred Units are summarized below:

2.2.1	Protective Provisions for the Units

With respect to any Class of Units, unless waived for a Class of Units, the term Protective Provisions for Units means the following:

2.2.1.1	Special Allocations

No Class of Units may be created with the right to receive any special allocations within the meaning of Section 704(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to the material detriment of any Class of Units that may be in existence, subject to the authority of the Tax Matters Partner (see Section 7.5 of the Operating Agreement) to make allocations necessary to comply with the Treasury Regulations (see Section 7.1.1 of the Operating Agreement). This provision does not affect the Board’s ability to create Preferred Units with special allocations.

2.2.1.2	Mandatory Distributions

No Class of Units or series of Preferred Units may be created with a right to receive Mandatory Distributions prior to any other Class of Units that may be in existence. “Mandatory Distributions” means distributions required to be paid to one of more Classes of Units or any series of Preferred Units before the payment of any Additional Distribution (see Section 4.1 of the Operating Agreement) as more fully described in the applicable Certificate of Designations for the Class of Units or series of Preferred Units. Notwithstanding the above, Classes of Units or series of Preferred Units may be created with a right to receive Mandatory Distributions in an amount less than, equal to or greater than another Class of Units, provided that if there is a shortfall in our ability to pay such distributions when due to all Classes of Units:

•	All Classes of Units entitled to receive Mandatory Distributions will share in such shortfall on a pro-rata basis, unless a Class has received a lower priority in its Certificate of Designations; and

•	No Preferred Units will receive any distributions until such shortfall has been paid in full.

2.2.1.3	Additional Distributions

The Board may declare Additional Distributions for Units on a Class-by-Class basis, provided that no Class of Units may receive an Additional Distribution that is double the Additional Distribution declared for any other Class of Units on a per-Unit annualized basis.

For example:

If Classes 1, 2 and 3 are outstanding, the Board may declare an Additional Distribution of $0.04 per Unit payable to the Class 2 and Class 3 holders, but the Board must also declare an Additional Distribution payable to the Class 1 holders of at least $0.02 per Unit.

This provision does not affect the Board’s ability to declare Additional Distributions on any series of Preferred Units. However, if there is a shortfall in our ability to pay distributions when due to all Classes of Units, the Preferred Units shall not receive any distributions until any shortfall has been paid in full.

2.2.1.4	Priority in Payment Upon Liquidation or Dissolution

No Class of Units may be created with a right to receive a priority in payment upon the liquidation or dissolution over any other Classes of Units that may be in existence. This provision does not affect the Board’s ability to create Preferred Units with a right to receive a priority in payment upon liquidation or dissolution over the Units, or any particular Class of Units.

2.2.1.5	Redemption Rights

No Class of Units may be created with a right to be redeemed earlier than June 30, 2007. This provision does not affect the Board’s ability to create Preferred Units with a right to be redeemed prior to June 30, 2007.

2.2.1.6	Voting Rights

The Units have the right to vote together with all other Classes of Units as a separate Class on the following matters:

•	any merger or consolidation where we are not the surviving entity or our dissolution (except for a judicial dissolution or upon the sale of all or substantially all of our assets under certain circumstances), provided that the Board has first approved such merger, consolidation or dissolution (see Section 2.2.2.1 of the Operating Agreement); and

•	any amendments to the Operating Agreement that either affect the rights of the Units to vote as a separate Class on any merger, consolidation or dissolution, as described above, or affect the Protective Provisions for the Units.

A Class of Units has the right to vote as a separate Class, in addition to its right to vote as a Class with all other Classes of Units, on the following matters:

•	On any matter in which the Certificate of Designations creating the Class of Units grants that Class of Units with the right to vote as a separate Class (see Section 2.2.2.2 of the Operating Agreement);

•	On any amendment or modification of the Operating Agreement where required by the Delaware Limited Liability Company Act or applicable law (see Section 2.2.2.5 of the Operating Agreement); and

•	On any amendment to the Operating Agreement where the Class of Units would be adversely affected by such amendment in a different manner than other Classes of Units or series of Preferred Units (see Section 2.2.3 of the Operating Agreement).

These provisions do not affect the ability of the Board to create Classes of Units or series of Preferred Units with greater voting rights than other Classes of Units.

For example:

The Board could create a Class of Units or series of Preferred Units with 10 votes for every Unit or Preferred Unit owned by such Unit holder or Preferred Unit holder of the applicable Class or series.

2.2.1.7	Priority or Special Treatment Set Forth in a Certificate of Designations

The terms set forth in the Certificate of Designations for any Class of Units may specify a priority or special treatment with respect to any other Class of Units or Preferred Units, provided that such priority or other special treatment is not prohibited by the Protective Provisions for the Units or Protective Provisions for the Preferred Units.

2.2.2	Protective Provisions for the Preferred Units

If the Board creates a series or multiple series of Preferred Units, such series or multiple series shall have those protective provisions that are set forth in the applicable Certificate of Designations for such series or multiple series as having a priority or other special treatment in relation to the Units or other series of Preferred Units in existence or created in the future.

For example:

A series of Preferred Units could be issued that would prevent us from paying any Additional Distributions until that series of Preferred Units had been redeemed or some other condition had been satisfied.

2.3	Voting Rights of Units and Preferred Units in General

Except as specifically set forth in a Certificate of Designations, Members only have the right to vote on the following matters in accordance with Section 2.2.1 of the Operating Agreement:

•	The election and removal of Elected Managers (see Section 2.3.6 and Article 3 of the Operating Agreement);

•	A change in the Variable Board Size (i.e., changing the range of the size of the Board from at least 7 Members to no more than 13 Members) after the prior approval of the Board in accordance with Section 3.2.1.2 of the Operating Agreement;

•	Any amendment of the Operating Agreement, other than those provisions which may be modified by the Board alone, either by direct amendment of the Operating Agreement, the Bylaws, the Transfer Application or the issuance of a Certificate of Designations creating a new Class of Units or series of Preferred Units, or otherwise;

•	Any matter presented at a special meeting of Members called upon the written request of holders of at least 10% of the outstanding Units and Preferred Units counted as one group;

•	Any Unit holder proposal presented in connection with our annual meeting of Members, as permitted by the Bylaws and applicable law;

•	Any merger or consolidation where we are not the surviving entity, or any voluntary dissolution of us, provided that such merger, consolidation or dissolution has received the prior approval of the Board;

•	Any other matters submitted to a vote of the Members by the Board; and

•	Any additional Class voting rights granted to the holders of Units and Preferred Units in Sections 2.2.2 and 2.2.3 of the Operating Agreement as described above in Section 2.2.1.6.

2.4	Voting Rules

Except where there is a right to vote as a separate Class (see Sections 2.2.2 and 2.2.3 of the Operating Agreement and Section 2.2.1.6 above), all Units and Preferred Units vote together as one group. Subject to the Operating Agreement, the Bylaws and actions taken by the Board or as otherwise set forth in any applicable Certificate of Designations, Members are entitled to one vote for each Unit or Preferred Unit held by such Member on each matter on which the Units or Preferred Units are entitled to vote.

We are required to hold an annual meeting of the Unit holders for the election of Managers and for the transaction of such other business as may properly come before such meeting in accordance with our Bylaws. See Section 2.3.2 of the Operating Agreement. Section 2.1 of our Bylaws requires the annual meeting of the Unit holders to be held annually on a date set by the Board by resolution. Sections 2.1(b) and (c) of the Bylaws govern special meetings of the Unit holders and provide the following rules:

2.4.1	Special Meetings of Unit Holders

A Special Meeting of the Unit holders may be called at any time by

•	the Board, or

•	the Chairman of the Board upon receipt of a written request for a special meeting signed by the holders of at least 10% of the outstanding Units and Preferred Units meeting the requirements set forth in Section 2.1(b) of the Bylaws.

2.4.2	Holding the Special Meeting

Upon receipt of a proper and completed request from holders of a sufficient number of Units and Preferred Units to call a special meeting, the Chief Executive Officer or her or his designee shall, in her or his sole discretion, set the date, time and place of the meeting and shall notice such meeting in accordance with Section 2.2 of the Bylaws. Section 2.2 of the Bylaws requires notice of a Special Meeting of Members to be given not less than 10 or more than 60 days prior to the meeting. Section 2.11(b) of the Bylaws contains the requirements for Unit holder proposals and nominations of Managers.

Unit holders who desire to nominate Managers for election to the Board must comply with the following procedures (see Section 2.11(b) of the Bylaws):

•	The Nominating Unit holder must provide a written notice in the same time frame as a Unit holder proposal.

•	The written nomination notice must contain detailed information about the proposed nominee, including:

•	Name, date of birth, business and residence addresses;

•	Business experience for the past 5 years;

•	Whether the nominee is a director, officer or 5% owner in certain entities;

•	Whether the nominee is a director of certain public companies;

•	Whether the nominee has been convicted in a criminal proceeding or subject to certain other proceedings; and

•	The same information required in connection with a Unit holder proposal.

Nothing in Section 2.11 of the Bylaws affects the rights of Unit holders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.

2.5	Election of Managers

The provisions related to the election of Managers are set forth in Section 2.3.6 and Article 3 of the Operating Agreement. The size of the whole Board is currently 10. The Board, by resolution, may change the number of seats of the whole Board, as long as the whole Board consists of at least 7 Members and no more than 13 Members. The Chief Executive Officer occupies one of the seats on the Board, subject to removal by the Board. The other Members of the Board are elected by the Members. The Elected Managers are divided into three groups of three Managers each: Group I, Group II and Group III. After the annual meeting in 2005, each Group will have a three-year term of office. Set forth below are the current expiration dates of each of the Groups of Managers:

Group II	Annual meeting in 2004; then three-year term.
Group III	Annual meeting in 2005; then three-year term.
Group I	Annual meeting in 2006; then three-year term.

Cumulative voting applies in the election of Elected Managers if at least one Member has given notice at least 10 days prior to voting of his or her intent to cumulate votes.

No decrease in the number of Elected Managers will have the effect of shortening the term in office of any incumbent Elected Manager. The Members are entitled to amend Section 3.2 of the Operating Agreement to eliminate the grouping of Managers; however, no such amendment can have the affect of shortening the term in office of any incumbent Elected Manager.

2.6	Distributions

In general, distributions are governed by Article 4 of the Operating Agreement. The rights to any Mandatory Distributions are set forth in the Certificate of Designations for Units or Preferred Units. Subject to any rights set forth in a Certificate of Designations and the Protective Provisions for the Units and Protective Provisions for Preferred Units, the Board may declare Additional Distributions out of available cash minus a reserve, as determined by the Board. Subject to any applicable Certificate of Designations and the Protective Provisions for the Units and Protective Provisions for Preferred Units, each Unit shall participate pro-rata in any Additional Distributions. Upon our dissolution, liquidation or winding-up, after satisfaction of our liabilities, the balance of our assets, if any, shall be distributed first to the holders of Preferred Units to the extent set forth in the applicable Certificate(s) of Designations and second to Members in accordance with their respective percentage interests. See Sections 4.3 and 7.1.6 of the Operating Agreement.

If we fail to pay any amounts owed to a Member, Section 4.4 of the Operating Agreement provides that such Member shall not become our creditor.

Finally, Section 4.5 of the Operating Agreement authorizes us to withhold payments from distributions to Members in order to pay federal, state, local or foreign taxes that the Tax Matters Partner determines we are required to hold or pay with respect to any amount distributable or allocable to such Member.

2.7	Our Dissolution, Liquidation and Termination

The provisions related to our dissolution, liquidation and termination are set forth in Article 5 of the Operating Agreement. Under Section 5.1.1 of the Operating Agreement, we have perpetual existence, but must be dissolved and our affairs wound up upon the occurrence of any of the following events:

•	The vote of the Board and the Members pursuant to Section 2.2.2 of the Operating Agreement;

•	The entry of a decree of judicial dissolution; or

•	The sale of all or substantially all of our properties, unless the Certificate of Designations for the Class 1 Units or any comparable provision in any Certificates of Designations for any Classes of Units provide for an alternate procedure for the events currently set forth in Sections 5.6.1 - 5.6.4 of the Certificate of Designations for the Class 1 Units.

2.8	Transfers of Interests

No Membership Interest may be transferred in whole, or in part, except in accordance with Article 6 of the Operating Agreement, the Bylaws and the Transfer Application.

The following is a summary of our Transfer Restrictions. See Article 6 of the Operating Agreement, Article 6 of the Bylaws and our Transfer Application. The Transfer Restrictions generally provide that:

•	Except with respect to transfers of Units made by a tax-exempt organization or by virtue of the laws of descent and distribution, we will not recognize any transfer of Units as effective prior to the end of the 30-day period following our receipt of a fully-completed and duly-executed Application for Transfer in a form satisfactory to us; and

•	No individual or entity may acquire, by any means, Units if such individual or entity would become the beneficial owner of 10% or more of our outstanding Units through such acquisition (the “Ownership Limit”).

Any acquisition resulting in Units being acquired in violation of this Ownership Limit is void. However, a holder whose beneficial ownership exceeds the Ownership Limit solely by reason of Unit repurchases by us will not be deemed to have violated the Ownership Limit as long as the Unit holder makes no acquisition of additional Units.

If the Ownership Limit is declared invalid or unenforceable for any reason, any Units transferred in excess of the Ownership Limit will then be deemed to have been transferred to us or our designee in trust for the benefit of the disqualified holder and any beneficiary to whom an interest in the trust may be later transferred. In such circumstance, the disqualified holder shall be treated as the beneficial owner of the Units and will have the right to receive allocations and distributions with respect to the Units, but will not be accorded any voting rights with respect to the Units. On any proposition upon which Unit holders are entitled to vote, such Units will then be voted by the trust in the same proportion as all other Units are voted on the matter.

2.9	Tax Matters and Allocations

Matters related to taxes and allocations are set forth in Article 7 of the Operating Agreement. A discussion of “Possible Tax Consequences for Members” is set forth in Part I, Item 1 of our Form 10-K for the year ended December 31, 2002. However, the capital gains tax rate for individuals is now 15% rather than 20%, and 5% rather than 10% for individuals in the 10% and 15% tax bracket(s).

2.10	Limitations on Liability and Indemnification

Section 8.1 of the Operating Agreement sets forth provisions related to the limited liability of Members for our debts, obligations and liabilities. Section 8.2 of the Operating Agreement sets forth Members’ obligations for contributions of capital to us. No Member currently has any obligation to contribute additional capital to us. No Member shall have any future obligation to contribute any additional capital to us unless such Member acquires additional Units or Preferred Units, in which case such Member shall be obligated to contribute additional capital on the terms associated with the purchase of such new Units or Preferred Units.

Section 8.2 of the Operating Agreement sets forth the limitations of liability and indemnity of our Managers and Officers. Section 8.2.1 provides that no Manager or Officer will be liable to us or any of our Members, except for fraud or illegal conduct. Section 8.3 provides that the Managers and Officers are entitled to indemnification from us, except in the case of fraudulent or knowingly illegal conduct.

Section 8.3 of the Operating Agreement allows us to obtain insurance for the benefit of our Managers and Officers and to enter into indemnification agreements with them. We currently carry $20,000,000 of Managers’ and Officers’ insurance. We have entered into indemnification agreements with each of our Managers, the Tax Matters Partner, the President, the Secretary and the Company’s Chief Executive Officer, Chief Operating Officer and the Chief Financial Officer.

2.11	Miscellaneous Provisions of the Operating Agreement

Article 9 of the Operating Agreement contains certain miscellaneous provisions, including the following:

•	Appointment of the Secretary as attorney-in-fact to execute certain documents on behalf of the Members; and

•	A requirement to arbitrate any dispute between any parties to the Operating Agreement before the American Arbitration Association for arbitration in Sacramento, California.

In addition, Section 3.8 of the Operating Agreement provides that, except as otherwise set forth in a Certificate of Designations, the Board may amend the Bylaws without any further approval of any Member of any other person. In addition, the Board has the authority and power to reasonably interpret the Operating Agreement, the Certificates of Designations and the Bylaws, and may resolve actual or perceived ambiguities in those documents as it reasonably determines. Finally, the Board has the authority to cause a restated Operating Agreement to be prepared at any time and in that restatement may cause any typographical errors or formatting errors to be corrected.

3:	CLASS 1, 2 AND 3 UNITS

We created the Class 1 Units when we amended and restated the Operating Agreement on June 25, 2003. The terms of the Class 1 Units are set forth in a Certificate of Designations of Class 1 Units that is attached as an exhibit to the Operating Agreement. As of October 1, 2003, the Class 1 Units are the only Units that we have issued.

Our Board created the Class 2 Units on September 24, 2003. The terms of the Class 2 Units are set forth in a Certificate of Designations of Class 2 Units that is attached as an exhibit to our Operating Agreement. As of October 1, 2003, no Class 2 Units have been issued.

Our Board created the Class 3 Units on September 24, 2003. The terms of the Class 3 Units are set forth in a Certificate of Designations of Class 3 Units that is attached as an exhibit to our Operating Agreement. As of October 1, 2003, no Class 3 Units have been issued.

A description of the rights, preference, privileges and restrictions of the Class 1, 2 and 3 Units are set forth in our Description of Securities, dated October 15, 2003.

4:	CONVERSION PROCEDURES

Our Description of Securities also sets forth the procedures our Members need to follow in order to convert Units.

5:	PROVISIONS DISCOURAGING A CHANGE IN CONTROL

Certain provisions in our Operating Agreement, Bylaws and Transfer Application could have the effect of discouraging tender offers or takeover attempts. These provisions include the following:

•	Limitations on the amount of Units that may be owned by any person or a group of persons;

•	Limitations on a Member’s ability to transfer Units;

•	Grouping our Elected Managers into three-groups with three-year terms each;

•	Our requirements for cumulative voting for Elected Managers, if requested by a Unit holder;

•	Our requirements for Unit holders to nominate persons for our Board;

•	Requiring proposals by Unit holders to receive the vote of a majority of the outstanding Units;

•	Requiring proposals by Unit holders to be voted on at a meeting of Unit holders, rather than by written consent;

•	Requiring proposals by Unit holders to conform to our notice procedures;

•	The ability of our Board to create Classes of Units or series of Preferred Units without further Member approval;

•	The requirement for our Board to first approve any merger or consolidation where we are not the surviving entity, before our Members may vote on such transaction; and

•	The rights of Classes of Units and/or series of Preferred Units to vote as a Class on certain matters.